Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-146804) of DuPont Fabros Technology, Inc.,
(2) Registration Statement (Form S-8 No. 333-172460) of DuPont Fabros Technology, Inc.,
(3) Registration Statement (Form S-8 No. 333-174463) of DuPont Fabros Technology, Inc.,
(4) Registration Statement (Form S-3 No. 333-155235) of DuPont Fabros Technology, Inc., and
(5) Registration Statement (Form S-3 No. 333-192057) of DuPont Fabros Technology, Inc. and DuPont Fabros Technology, L.P.,
of our reports dated February 25, 2015, with respect to the consolidated financial statements and schedules of DuPont Fabros Technology, L.P. and the effectiveness of internal control over financial reporting of DuPont Fabros Technology, L.P. included in this Annual Report (Form 10-K) of DuPont Fabros Technology, L.P. for the year ended December 31, 2014.
/s/ Ernst & Young LLP
McLean, Virginia
February 25, 2015